CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Bond Index Funds of our reports dated February 15, 2024, relating to the financial statements and financial highlights, which appear in Vanguard Total Bond Market Index Fund, and Vanguard Inflation-Protected Securities Fund’s Annual Reports on Form N-CSR for the year ended December 31, 2023, and of our reports dated February 16, 2024 relating to the financial statements and financial highlights, which appear in Vanguard Ultra-Short Bond ETF, Vanguard Short-Term Bond Index Fund, Vanguard Long-Term Bond Index Fund, Vanguard Intermediate-Term Bond Index Fund, and Vanguard Total Bond Market II Index Fund’s Annual Reports on Form N-CSR for the year ended December 31, 2023. We also consent to the references to us under the headings “Financial Statements”, “Service Providers—Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 24, 2024